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                                                                    EXHIBIT 23.3

                        CONSENT OF KPMG PEAT MARWICK LLP

     We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-45749) of Suiza Foods Corporation and the related prospectus of our report dated August 23, 1996, with respect to the consolidated balance sheets of Garrido & Compania, Inc. and Subsidiaries as of June 30, 1996 and 1995, and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1996, appearing in the final prospectus of Suiza Foods Corporation dated January 22, 1997 and filed with the Securities and Exchange Commission pursuant to Rule 424(B) on January 23, 1997 (File No. 333-18263), and to the reference to us under the heading "Experts" in this Prospectus, which is part of such Registration Statement.

                                                       /s/ KPMG PEAT MARWICK LLP

San Juan, Puerto Rico

March   , 1998